Exhibit 99.1

                 The TJX Companies, Inc. Reports 50% Increase in
                        First Quarter EPS For Fiscal 2005

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 18, 2004--The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced strong sales and earnings results for the first quarter ended May 1, 2004. Diluted earnings per share increased 50% to $.33 in the first quarter, over $.22 per share in the prior year. Net income was $168 million, a 48% increase over the $114 million earned last year. Net sales for the first quarter were $3.4 billion, a 20% increase over last year, and consolidated comparable store sales increased 8% over the prior year.
    Edmond English, President and Chief Executive Officer of The TJX Companies, Inc., commented, "We are extremely pleased with our strong first quarter performance, as we achieved top- and bottom-line results that were even greater than the significant year-over-year increases we had planned. We saw great customer response to fresh, spring women's apparel, and continued benefit from our strategy of buying close to need, which helped drive strong comparable store sales and merchandise margins. This, along with disciplined expense management, led to significant bottom-line margin expansion. As we enter the second quarter, our inventories are in great shape, and we are well-positioned to take advantage of the numerous in-season buying opportunities in the marketplace.
    "At The Marmaxx Group, the combination of T.J. Maxx and Marshalls, we planned for substantial increases in the first quarter over weaker results last year, when the weather in many areas of the U.S. was unusually harsh. We are very pleased that this division significantly exceeded these expectations. Segment profit increased 40% to $272 million, well above our plan, and segment profit margin reached 11.2%, also well ahead of expectations. Total sales for the first quarter reached $2.4 billion, and comparable store sales increased 6%. Our strong results were primarily due to Marmaxx's successful execution of its inventory and merchandising strategies. Additionally, although still early, we are encouraged by the enthusiastic customer response to our footwear, accessories and jewelry department expansions."
    English continued, "At HomeGoods, sales increased 28% and comparable store sales increased 4%. Segment profit increased 14% above last year to $5 million. HomeGoods' first quarter results were impacted by a weak comp store sales performance in April, which was driven by our lighter-than-optimal summer, seasonal inventories, which were in high demand. That said, despite the shortfall in sales, we are pleased with HomeGoods' first quarter growth and continue to be very excited about this unique concept, which offers great values on a rapidly changing assortment of home fashions.
    "We are also pleased that sales for our Canadian divisions, Winners and HomeSense, increased 34% above last year and comparable store sales increased 18% in U.S. dollars, including the benefit of the currency exchange rate. Comparable store sales increased 6% over the prior year in local currency, which we believe more closely reflects our operating performance. Winners' segment profit increased 107% to $24 million, well ahead of our expectations. These strong results were primarily due to this division's solid execution of its merchandising strategy and, to a lesser extent, the favorable impact of foreign exchange rates. In addition, we are pleased that our HomeSense concept continues to take hold in Canada, as this young division expands its business.
    "At T.K. Maxx, in the U.K. and Ireland, sales increased 49% and comparable store sales increased 21% in U.S. dollars, reflecting the favorable effect of the currency exchange rate. In local currency, T.K. Maxx's comparable store sales increased 5% over a strong 8% increase the prior year, when weather patterns were extremely favorable. Segment profit increased to $2 million, reflecting the favorable impact of the currency exchange rate. We remain very pleased with the growth of our T.K. Maxx concept, as this division continues to expand in the U.K. and Ireland."
    English continued, "A.J. Wright posted a 34% increase in sales in the first quarter and a comparable store sales gain of 9%. Bottom-line results for this young division were just shy of our expectations. During the quarter, A.J. Wright opened its 100th store, reaching that mark faster than any other division in TJX history. We are excited about the growth potential for this concept, as it continues to resonate with moderate-income shoppers, which represent a huge customer demographic.
    "Bob's Stores' first quarter results were in line with our expectations. This business, which we acquired in December 2003, has made significant improvements in its inventory management and flow practices, resulting in a fresher merchandise assortment in our stores. Our plan is to grow this business slowly and deliberately at first, as we refine the concept. Over the long term, we are excited by what we see as our opportunity to expand this value-oriented, branded apparel concept to 400 stores in the U.S.
    "We continue to generate significant returns on investment, which gives us the ability to grow our store base and the infrastructure to support it, while simultaneously pursuing our sizable share repurchase program and maintaining our strong financial position. During the first quarter, we spent a total of $137 million, retiring 5.6 million shares of TJX stock."
    English concluded, "We had planned to achieve significant increases in the first quarter, and I am delighted that we delivered results above our expectations. Following our very strong beginning to the year, we enter the second quarter with inventories in terrific shape, ready to capitalize upon the abundance of buying opportunities in the marketplace and continue to offer our customers great fashion at exciting values."
    The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 753 T.J. Maxx, 679 Marshalls, 185 HomeGoods, and 102 A.J. Wright stores, as well as 31 Bob's Stores, in the United States. In Canada, the Company operates 162 Winners and 31 HomeSense stores, and in Europe, 148 T.K. Maxx stores. TJX's press releases and financial information are also available on the Internet at www.tjx.com.
    At 11:00 a.m. EDT today, Edmond English, President and Chief Executive Officer of The TJX Companies, Inc., will hold a conference call with stock analysts to discuss the Company's fiscal 2005 first quarter results, operations and business trends. The call will be webcast simultaneously at www.tjx.com. A replay of the call will also be available by dialing (800) 216-3058 through Tuesday, May 25, 2004. Additionally, TJX expects to release its May 2004 sales results on Thursday, June 3, 2004, at approximately 8:15 a.m. EDT. Concurrent with the press release, a recorded message with more detailed information regarding TJX's May sales results, operations and business trends will be available by calling (703) 736-7248 or via the Internet at www.tjx.com. That sales recording will remain available via the phone through Thursday, June 10, 2004. Archived versions of our recorded messages and conference calls are available at www.tjx.com after they are no longer available by telephone.
    SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: our ability to continue successful expansion of our store base; risks of expansion; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems; our ability to continue to generate adequate cash flows; general economic conditions; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                           FINANCIAL SUMMARY
                              (Unaudited)
            (Dollars In Thousands Except Per Share Amounts)

                                                  13 Weeks Ended
                                                 May 1,     April 26,
                                                   2004          2003

Net sales                                  $  3,352,737  $  2,788,705

Cost of sales, including buying and
 occupancy costs                              2,518,346     2,113,630
Selling, general and administrative
 expenses                                       553,474       482,891
Interest expense, net                             6,583         6,978

Income before provision for income taxes        274,334       185,206
Provision for income taxes                      106,222        71,675

Net income                                 $    168,112  $    113,531

Diluted earnings per share:
  Net income                               $        .33  $        .22

Cash dividends declared per share          $       .045  $       .035

Weighted average shares for diluted
  earnings per share computation            504,680,698   520,504,200



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                       CONDENSED BALANCE SHEETS
                              (Unaudited)
                             (In Millions)

                                                     May 1, April 26,
                                                       2004      2003
ASSETS
Current assets:
  Cash and cash equivalents                        $  241.5  $  171.5
  Accounts receivable and other current
   assets                                             323.6     235.7
  Current deferred income taxes, net                    7.6      10.1
  Merchandise inventories                           2,010.2   1,882.6

     Total current assets                           2,582.9   2,299.9

Property and capital leases, net of
 depreciation                                       1,626.9   1,439.3
Other assets                                          115.3     111.5
Goodwill and tradename, net of
 amortization                                         183.6     179.3

     TOTAL ASSETS                                  $4,508.7  $4,030.0


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt           $    5.0  $   15.0
  Accounts payable                                  1,084.0     997.9
  Accrued expenses and other current
   liabilities                                        663.5     604.2

     Total current liabilities                      1,752.5   1,617.1

Other long-term liabilities                           369.4     321.0
Non-current deferred income taxes, net                136.9      56.0
Long-term debt                                        664.4     666.8

Shareholders' equity                                1,585.5   1,369.1

     TOTAL LIABILITIES AND SHAREHOLDERS'
      EQUITY                                       $4,508.7  $4,030.0



         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
                  CONDENSED STATEMENTS OF CASH FLOWS
                              (Unaudited)
                             (In Millions)

                                                       13 Weeks Ended
                                                      May 1, April 26,
                                                        2004     2003
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                         $ 168.1  $ 113.5
  Depreciation and amortization                         67.4     55.6
  Deferred income tax provision                         18.7     16.4
  (Increase) in accounts receivable and other
   current assets                                      (64.6)   (58.7)
  (Increase) in merchandise inventories                (78.9)  (316.9)
  Increase in accounts payable                         128.7    178.9
  (Decrease) in accrued expenses and other
   liabilities                                         (56.9)   (69.7)
  Other, net                                            10.8     10.5

Net cash provided by (used in) operating activities    193.3    (70.4)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property additions                                   (62.9)   (87.3)
  Other                                                   .2       .2

Net cash (used in) investing activities                (62.7)   (87.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments for repurchase of common stock             (133.8)  (149.5)
  Cash dividends paid                                  (17.5)   (15.6)
  Other                                                 18.1      1.9

Net cash (used in) financing activities               (133.2)  (163.2)

Effect of exchange rate changes on cash                 (2.3)     (.1)

Net (decrease) in cash and cash equivalents             (4.9)  (320.8)
Cash and cash equivalents at beginning of year         246.4    492.3

Cash and cash equivalents at end of period           $ 241.5  $ 171.5


         THE TJX COMPANIES, INC. AND CONSOLIDATED SUBSIDIARIES
            SELECTED INFORMATION BY MAJOR BUSINESS SEGMENT
                              (Unaudited)
                        (Dollars In Thousands)

                                                   13 Weeks Ended
                                                 May 1,   April 26,
                                                  2004        2003
Net sales:
  Marmaxx                                   $2,421,224  $2,150,086
  Winners (a)                                  269,625     201,783
  T.K. Maxx                                    263,247     177,253
  HomeGoods                                    226,432     177,062
  A.J. Wright                                  110,846      82,521
  Bob's Stores                                  61,363           -
                                            $3,352,737  $2,788,705

Segment profit or (loss):
  Marmaxx                                   $  271,914  $  193,885
  Winners (a)                                   24,393      11,793
  T.K. Maxx                                      1,943         916
  HomeGoods                                      5,161       4,532
  A.J. Wright                                   (2,953)     (2,345)
  Bob's Stores                                   1,250           -
                                               301,708     208,781

General corporate expense                       20,791      16,597
Interest expense, net                            6,583       6,978

Income before provision for income taxes    $  274,334  $  185,206

Stores in operation end of period:
  T.J. Maxx                                        753         719
  Marshalls                                        679         639
  Winners                                          162         154
  HomeGoods                                        185         146
  T.K. Maxx                                        148         123
  A.J. Wright                                      102          83
  HomeSense                                         31          19
  Bob's Stores                                      31           -
     Total                                       2,091       1,883

(a) Includes the operating results of HomeSense stores.


    The TJX Companies, Inc. and Consolidated Subsidiaries

    Notes To Consolidated Condensed Financial Statements

1. During the first quarter ended May 1, 2004, TJX repurchased 5.6 million shares of its common stock, for a cost of $137.1 million. Through May 1, 2004, under its current $1 billion multi-year stock repurchase program, TJX has repurchased 48.6 million shares at a cost of $955.8 million.

2. Certain amounts in the prior period's financial statements have been reclassified to be consistent with the current year's presentation.


    CONTACT: The TJX Companies, Inc.
             Sherry Lang, Vice President
             Investor and Public Relations
             (508) 390-2323